UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2003

METHODE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-2816	36-2090085
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 867-6777

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.                                                     Other Events

On March 17, 2003, the Company issued a press release to announce it had signed a memorandum of understanding with the plaintiff of the previously announced Class A shareholder lawsuit relating to the proposed tender offer by Methode to purchase all of the outstanding shares of its Class B common stock at a price of $20.00 per share, as provided for in an Agreement dated August 19, 2002 and amended December 26, 2002 between Methode, certain members of the McGinley family and certain of their affiliates.

A copy of the news release dated March 17, 2003 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.                                                     Financial Statements and Exhibits

(c)	Exhibits

99.1 Methode Electronics, Inc. Press Release issued March 17, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.

Date: March 18, 2003	By:	/s/ Douglas A. Koman
Douglas A. Koman
Vice President, Corporate Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Methode Electronics, Inc. Press Release issued March 17, 2003.